Exhibit 107
Calculation of Filing Fee Tables
____________Form S-3____________
(Form Type)
_____________Berry Corporation (bry)
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
	Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	--	--	--	--	--	--
	Equity	Preferred Stock, par value $0.001 per share	--	--	--	--	--	--
	Debt (1)	Debt Securities	--	--	--	--	--	--
	Unallocated (Universal Shelf)		Rule 457(o)	(2)	(3)	$500,000,000(4)	0.0000927	$46,350

Fees Previously Paid	--	--	--	--	--	--	--	--
	Carry Forward Securities

Carry Forward Securities	--	--	--	--		--			--	--	--	--
	Total Offering Amounts					$500,000,000		$46,350
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$46,350(5)
	Net Fees Due							$0.00

(1)    If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such amount as shall result in an aggregate initial offering price not to exceed $500,000,000, less the dollar amount of any registered securities previously issued.
(2)    There are being registered hereunder an indeterminate number or amount of common stock, an indeterminate number or amount of preferred stock, and an indeterminate number of amount of debt securities, as may from time to time be issued by the registrant, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement, which together shall have an aggregate initial offering price not to exceed $500,000,000. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional shares of common stock that may be offered or issued in connection with any stock split, stock dividend or similar transaction or pursuant to anti-dilution provisions of any of the securities.
(3)    The proposed maximum aggregate offering price for each class of securities will be determined from time to time by the registrant in connection with the issuance of the securities registered hereunder and is not specified pursuant to Instruction 2.A.iii.b of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form S-3.
(4)    Estimated solely for the purposes of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(5)    As set forth in Table 2, on August 9, 2019, the Registrant filed a Registration Statement on Form S-3 (No. 333-233207), which became effective on August 16, 2019 (the “Prior Registration Statement”) with the SEC and paid a registration fee of $60,600.00. An amount of $500,000,000.00 remained unsold under the Prior Registration Statement; such offering has been terminated and all of such securities remain unsold. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the total registration fee due under this Registration Statement against the fees previously paid in connection with the unsold amount of securities on the Prior Registration Statement. Accordingly, no fee is being paid in connection with the filing of this Registration Statement after an offset amount of $46,350.00 is applied to this Registration Statement’s registration fee.

Exhibit 107
Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims	Berry Corporation (bry) Berry Petroleum Company, LLC	Form S-3	333-233207	August 9, 2019		$46,350	Unallocated (Universal) Shelf			$500,000,000

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